Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-254371) on Form S-8 and (No. 333-269023) on Form S-3 of our report dated February 15, 2023, with respect to the consolidated financial statements of Sun Country Airlines Holdings, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota

February 15, 2023